Exhibit 99.1

Contact:

Investors & Media:

Emily Faucette

Genomic Health

650-569-2824

investors@genomichealth.com

media@genomichealth.com

Genomic Health Reports First Quarter 2019 Financial Results and Recent Business Progress

Delivered $108.8M in Revenue and Growth of 17.4 Percent

Achieved Significant Revenue Growth for All Key Product Areas

Reported $13.0M in Profit and EPS of $0.34 Per Share on a Diluted Basis

REDWOOD CITY, Calif., May 7, 2019 – Genomic Health, Inc. (NASDAQ: GHDX) today reported financial results and business progress for the quarter ended March 31, 2019.

“In the first quarter of 2019, we delivered more than 17 percent overall revenue growth and $13.0 million in profit driven by significant growth across all key product areas,”  said Kim Popovits, chairman of the board, chief executive officer and president of Genomic Health. “Our first quarter performance was very strong, based in part on the impact of the landmark TAILORx trial results,  which are continuing to drive increased Oncotype DX Breast Recurrence Score test usage both in the United States and globally. We expect to achieve double-digit revenue growth for the year with continued growth across key products and look forward to the national reimbursement decision in Germany for the Oncotype DX breast cancer test.”

First Quarter Financial Results

Total revenue for the first quarter of 2019 was $108.8 million, compared with $92.6 million for the first quarter of 2018, an increase of 17.4 percent, and an increase of 18.0 percent on a non-GAAP constant currency basis. U.S. product revenue was $91.0 million for the first quarter of 2019, compared with $78.9 million for the first quarter of 2018, an increase of 15.4 percent.

Revenue delivered across key product areas was as follows:

•

U.S. invasive breast revenue from Oncotype DX Breast Recurrence Score® tests was $79.8 million for the first quarter of 2019, compared with $71.0 million for the first quarter of 2018, an increase of 12.5 percent.

•

U.S. prostate test revenue from Oncotype DX® Genomic Prostate Score® (GPS™) tests was $8.5 million for the first quarter of 2019, compared with $5.8 million for the first quarter of 2018, an increase of 46.6 percent.

•

International product revenue for the first quarter of 2019 was $17.8 million, compared with $13.8 million for the first quarter of 2018, an increase of 29.0 percent, and an increase of 32.9 percent on a non-GAAP constant currency basis.

Net income was $13.0 million, or $0.35 and $0.34 per share on a basic and diluted basis, respectively, for the first quarter of 2019, an improvement of $16.8 million, compared with a net loss of $3.8 million, or $0.11 per share on a basic and diluted basis, for the first quarter of 2018. Operating income was $11.5 million for the first quarter of 2019, an improvement of $15.9 million, compared with an operating loss of $4.4 million for the first quarter of 2018.

More than 37,580 Oncotype™ test results were delivered in the first quarter of 2019, an increase of 15.9 percent, compared with more than 32,440 test results delivered in the same period in 2018. Tests delivered across key product areas was as follows:

•	Oncotype DX Breast Recurrence Score tests delivered in the U.S. grew 9.4 percent in the first quarter of 2019, compared with the same period in 2018.
•	Oncotype DX Genomic Prostate Score tests delivered in the U.S. grew 24.5 percent in the first quarter of 2019, compared with the same period in 2018.
•

Oncotype DX international tests delivered grew 28.1 percent in the first quarter of 2019, compared with the same period in 2018 and represented approximately 25 percent of total test volume in the first quarter of 2019.

Recent Business Highlights

•

Presented results from five studies at the 16th St. Gallen International Breast Cancer Conference, including real-world evidence that reinforces the treatment paradigm established by the TAILORx trial. Additionally, two decision impact studies from the UK and the Czech Republic highlighted the value of Oncotype DX in personalizing and improving the quality of clinical decisions in patients with early-stage breast cancer, including those with node positive disease.

•	Multiple private insurers established new coverage for the Oncotype DX Genomic Prostate Score test, bringing the total number of U.S. covered lives to more than 114 million including Medicare.
•	First private insurer established reimbursement for the Oncotype DX AR-V7 Nucleus Detect™ test, bringing the total number of U.S. covered lives to more than 61 million, including Medicare.
•

The National Comprehensive Cancer Network (NCCN) strengthened its prostate cancer guidelines, recommending the consideration of AR-V7 testing in metastatic castrate resistant prostate cancer (mCRPC) patients following abiraterone/enzalutamide to help guide the selection of further therapy.

Conference Call Details
To access the live conference call today, May 7, 2019, at 4:30 p.m. Eastern Time via phone, please dial (877) 303-7208 from the United States and Canada, or +1 (224) 357-2389 internationally. The conference call ID is 6535029. Please dial in approximately 10 minutes prior to the start of the call. To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of the company’s website at http://investor.genomichealth.com. Please connect to the website at least 15 minutes prior to the presentation to allow for any software download that may be necessary.

About Genomic Health
Genomic Health, Inc. (NASDAQ: GHDX) is the world's leading provider of genomic-based diagnostic tests that help optimize cancer care, including addressing the overtreatment of the disease, one of the greatest issues in healthcare today. With its Oncotype IQ® Genomic Intelligence Platform, the company is applying its world-class scientific and commercial expertise and infrastructure to lead the translation of clinical and genomic data into actionable results for treatment planning throughout the cancer patient journey, from diagnosis to treatment selection and monitoring. The Oncotype IQ portfolio of genomic tests and services currently consists of the company's flagship line of Oncotype DX® gene expression tests that have been used to guide treatment decisions for over 1 million cancer patients worldwide. Genomic Health is expanding its test portfolio to include additional liquid- and tissue-based tests, including the Oncotype DX® AR-V7 Nucleus Detect™ test. The company is based in Redwood City, California, with international headquarters in Geneva, Switzerland. For more information, please visit www.GenomicHealth.com and follow the company on Twitter: @GenomicHealth, Facebook, YouTube and LinkedIn.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's beliefs regarding its future performance, including the company's beliefs regarding its revenue growth for the remainder of 2019 and the drivers of growth; the commercial performance of its tests; the continued favorable impact of TAILORx results on test revenue and increased global test adoption in 2019; the attributes and focus of the company's product pipeline; the ability of any potential tests the company may develop to optimize cancer treatment; and expectations regarding additional public and private reimbursement coverage for our tests worldwide and the ability of additional coverage to result in additional revenue. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the risk that the company may not achieve revenue growth for the remainder of 2019; the risks and uncertainties associated with the regulation of the company's tests; the results of clinical studies and their impact on reimbursement and adoption; the applicability of clinical study results to actual outcomes; the company's ability to develop and commercialize new tests and expand into new markets domestically and internationally; the commercial success of any collaborations entered into by the company; the risk that the company may not obtain or maintain sufficient levels of reimbursement, domestically or abroad, for its existing tests and any future tests it may develop; the risks of competition; unanticipated costs or delays in research and development efforts; the company's ability to obtain capital when needed and the other risks set forth in the company's filings with the Securities and Exchange Commission, including the risks set forth in the company's Annual Report on Form 10-K for the year ended December 31, 2018. These forward-looking statements speak only as of the date hereof. Genomic Health disclaims any obligation to update these forward-looking statements.

NOTE: The Genomic Health logo, Oncotype, Oncotype DX, Breast Recurrence Score, DCIS Score, Genomic Prostate Score, GPS, Oncotype DX AR-V7 Nucleus Detect, and Oncotype IQ are trademarks or registered trademarks of Genomic Health, Inc. All other trademarks and service marks are the property of their respective owners.

GENOMIC HEALTH, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
REVENUES:
Product revenues - United States	$91,006	$78,867
Product revenues - Outside of the United States	17,751	13,758
Total product revenues	108,757	92,625
Contract revenues	12	—
Total revenues	108,769	92,625

OPERATING EXPENSES (1):
Cost of product revenues	17,008	18,733
Research and development	15,054	16,807
Selling and marketing	45,348	41,755
General and administrative	19,820	19,718
Total operating expenses	97,230	97,013

Income (loss) from operations	11,539	(4,388)

Interest income	1,151	417
Unrealized gain (loss) on investments, net	449	127
Other income (expense), net	127	309
Income (loss) before income taxes	13,266	(3,535)
Income tax expense	267	240
Net income (loss)	$12,999	$(3,775)
Basic net income (loss) per share	$0.35	$(0.11)
Diluted net income (loss) per share	$0.34	$(0.11)
Shares used in computing basic net income (loss) per share	36,719	35,198
Shares used in computing diluted net income (loss) per share.	38,764	35,198

(1)

Included in operating expenses for the three months ended March 31, 2019 were non-cash charges of $9.7 million, including $6.3 million of stock-based compensation expense and $3.4 million of depreciation and amortization expenses, compared with non-cash charges for the same period in 2018 of $8.3 million, including $5.2 million of stock-based compensation expense and $3.1 million of depreciation and amortization expenses.

GENOMIC HEALTH, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	As of	As of
	March 31,	December 31,
	2019	2018
	(Unaudited)	(1)

Cash and cash equivalents	$101,406	$61,645
Short-term marketable securities (2)	104,551	148,149
Accounts receivable, net	59,248	51,531
Prepaid expenses and other current assets	15,446	13,511
Total current assets	280,651	274,836

Property and equipment, net	39,913	39,532
Operating lease right-of-use assets	53,295	—
Long-term marketable securities	—	4,066
Other assets	18,931	15,938
Total assets	$392,790	$334,372

Accounts payable	$9,290	$8,849
Accrued expenses and other current liabilities	35,701	50,927
Current portion of operating lease liabilities	4,495	—
Operating lease liabilities	53,482	—
Other liabilities	1,941	4,436
Stockholders’ equity	287,881	270,160
Total liabilities and stockholders’ equity	$392,790	$334,372

(1)

The condensed consolidated balance sheet at December 31, 2018, has been derived from the audited consolidated financial statements at that date included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(2)

Included in short-term marketable securities as of March 31, 2019 and December 31, 2018 is $3.5 million and $3.1 million, respectively, of corporate equity securities, representing the company’s investment in Biocartis  N.V.

GENOMIC HEALTH, INC.

GAAP to Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$11,539	$(4,388)
Cost of product revenues – cessation of Oncotype SEQ	—	3,576
Research and development – cessation of Oncotype SEQ	—	3,063
Selling and marketing – cessation of Oncotype SEQ	—	995
General and administrative – cessation of Oncotype SEQ	—	909
Non-GAAP income (loss) from operations	$11,539	$4,155

Net income (loss) reconciliation:
GAAP net income (loss)	$12,999	$(3,775)
Cost of product revenues – cessation of Oncotype SEQ	—	3,576
Research and development – cessation of Oncotype SEQ	—	3,063
Selling and marketing – cessation of Oncotype SEQ	—	995
General and administrative – cessation of Oncotype SEQ	—	909
Non-GAAP net income (loss)	$12,999	$4,768

GENOMIC HEALTH, INC.

Non-GAAP Constant Currency Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Constant currency reconciliations:
International Revenue:
International revenue (1)	$17,751	$13,758
Currency exchange adjustments (2)	531	—
Non-GAAP International revenue	$18,282	$13,758
Period over period constant currency increase	4,524
Period over period constant currency increase percentage	33%

Total Revenue:
Total revenue (1)	$108,769	$92,625
Currency exchange adjustments (2)	531	—
Non-GAAP total revenue	$109,300	$92,625
Period over period constant currency increase	16,675
Period over period constant currency increase percentage	18%

_________________

(1)	For the three months ended March 31, 2019 compared to the same period ended March 31, 2018, the increase in international revenue was 29%.

(2)

Constant currency is a non-GAAP measure that is calculated by comparing the company’s quarterly average foreign exchange rates for the three months ended March 31,  2019 and 2018. The constant currency disclosures take current local currency revenue and translate it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the company’s results or business.

GENOMIC HEALTH, INC.

Adjusted EBITDA Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Adjusted EBITDA reconciliation:
GAAP income (loss) from operations	$11,539	$(4,388)
Add:
Stock-based compensation expense	6,281	5,186
Depreciation and amortization	3,412	3,155
Adjusted EBITDA	$21,232	$3,953

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